Exhibit 10.3

Dakota Plains Holdings, Inc.

2011 EQUITY INCENTIVE PLAN

Restricted Stock Agreement

Full Name of Employee:
No. of Shares of Common Stock Covered:	Date of Issuance:
Vesting Schedule:
Vesting Date*	No. of Shares Which Become Vested (Cumulative)

* Provided, however, that all Shares subject to this Agreement will vest immediately in full upon the terms described in Section 3 of this Agreement.

This Restricted Stock Agreement is made between Dakota Plains Holdings, Inc. (the “Company”), and the employee identified above (the “Employee”) effective as of the date of issuance specified above (the “Effective Date”).

A.	The Company desires to give the Employee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting the Employee restricted shares of Common Stock of the Company (the “Shares”), on the terms and conditions and subject to the restrictions set forth herein; and
B.	The Company and the Employee desire to enter into this Agreement to set forth the terms and conditions of such grant.

Now, therefore, the Company and the Employee mutually agree as follows:

1.	Grant of Restricted Stock.

(a)                 Subject to the terms and conditions of this Agreement, the Company has granted to the Employee the number of Shares specified at the beginning of this Agreement. Such Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”

(b)                 Each Restricted Share will be evidenced by a duly issued stock certificate (which may represent more than one Restricted Share) registered in the name of the Employee. The Employee will have all rights of a shareholder of the Company with respect to each Restricted Share (including the right to receive dividends and other distributions, if any). However, all restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to such Restricted Share. No Restricted Share may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Share has vested in the Employee in accordance with all terms and conditions of this Agreement. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until such Restricted Share has vested in the Employee in accordance with all of the terms and conditions of this Agreement. Each stock certificate evidencing any Restricted Share may contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Company in its sole discretion. The Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Employee tender to the Company a stock power duly executed in blank relating to such custody.

2.	Normal Vesting. If the Employee remains continuously employed by the Company or a parent or subsidiary thereof, then the Restricted Shares will vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement.
3.	Accelerated Vesting. Notwithstanding Section 2 of this Agreement, the Restricted Shares will vest immediately upon a Change in Control as defined in the Plan if the Employee has been continuously employed by the Company or a parent or subsidiary thereof through the date immediately prior to the occurrence of a Change in Control.
4.	Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 5 of this Agreement, but will continue to be subject to the provisions of Section 7 of this Agreement.
5.	Forfeiture. If (a) the Employee’s employment with the Company, or a parent or subsidiary thereof, is terminated for any reason, whether by the Company with or without cause, voluntarily or involuntarily by the Employee or otherwise, or (b) the Employee attempts to transfer or otherwise dispose of any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, in violation of this Agreement, then any Restricted Shares that have not previously vested (including pursuant to Section 3 of this Agreement) will be forfeited by the Employee to the Company, the Employee will thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Employee must immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Employee must deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to the Employee a new certificate for any Shares which vested prior to forfeiture.
6.	Lock-Up. If requested by the Company in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Employee will not sell or otherwise transfer any securities of the Company during the 180-day period (or such other period as may be requested in writing by the managing underwriter of such offering and agreed to in writing by the Company) (the “Market Standoff”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restrictions will apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff.
7.	Transfer Restrictions.

(a)                 The Employee understands that, notwithstanding the vesting of the Restricted Shares under Sections 2 and 3 of this Agreement, none of the Shares issued to the Employee pursuant to this Agreement have been (nor are anticipated to be) registered under the Securities Act, or any state securities laws, in reliance upon exemptions from registration. The Shares, therefore, cannot be sold unless they are subsequently registered under the Securities Act or the Employee obtains an opinion of counsel satisfactory to the Company that such sale may be effected without violation of applicable federal or state securities laws.

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(b)                 The Company is not required (1) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (2) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares have been so transferred.

8.	Limitation on Change in Control Payments. Notwithstanding anything in this Agreement to the contrary, if, with respect to the Employee, the acceleration of the vesting of Restricted Shares as provided in Section 3 of this Agreement (which acceleration could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), together with any other payments which the Employee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to the Employee will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code. Without limiting the prior sentence, the Employee will have the discretion to determine which “payments” will be reduced so that no portion of such “payments” are subject to the excise tax imposed by Section 4999 of the Code. Notwithstanding anything to the contrary in this Section 8, if the Employee is subject to a separate agreement with the Company that expressly addresses the potential application of Section 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 8 will not apply, and any “payments” to the Employee pursuant to Section 3 of this Agreement will be treated as “payments” arising under such separate agreement.
9.	Employment. This Agreement does not give the Employee any right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any parent or subsidiary thereof employing the Employee may terminate such employment or otherwise treat the Employee without regard to the effect it may have upon the Employee or any Restricted Shares under this Agreement.
10.	Tax Withholding. The parties to this Agreement recognize that the Company or a parent or subsidiary of the Company may be obligated to withhold federal and state income taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Employee elects under Section 83(b) of the Code to report the receipt of the Restricted Shares as income in the year of receipt, upon the Employee’s receipt of the Restricted Shares. The Employee agrees that, at such time, if the Company or a parent or subsidiary is required to withhold such taxes, the Employee will promptly pay in cash or through the forfeiture of Vested Shares to the Company (or in any other manner permitted by the Committee in accordance with the terms of the Plan) upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation.
11.	Miscellaneous. This Agreement is binding in all respects on the Employee’s heirs, representatives, successors and assigns. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto will be of any force or effect unless and until set forth in a writing executed by the Employee and the Company.

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The Employee and the Company have executed this Agreement as of the Effective Date.

EMPLOYEE

DAKOTA PLAINS HOLDINGS, INC.

By:
Name:
Its:

[Signature Page to Restricted Stock Agreement]